Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Monster Worldwide, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151430, 333-81843, 333-63631, 333-50699, 333-18937, and 333-131899) of Monster Worldwide, Inc., of our reports dated February 10, 2009, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO SEIDMAN, LLP
New York, New York
February 10, 2009